UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 19, 2004

Mercury Air Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7134	11-1800515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5456 McConnell Avenue, Los Angeles, California	90066

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 827-2737

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events

                    On October 19, 2004 Mercury Air Group, Inc., ( the “Company”) issued a press release announcing that based on the 3,056,355 shares of common stock outstanding on the record date for the contingent one-time special cash dividend of $17.5 million, the cash dividend per share of common stock will be $5.70. Under the American Stock exchange rules for this type of dividend, even though the record date is October 18, 2004 the shares of common stock will not trade ex-dividend until November 8, 2004, the first trading date after the dividend is paid. The payment of this one-time special dividend is contingent upon the execution of an amendment to a loan agreement prior to the payment of the dividend. The press release is incorporated herein to this Form 8-K by reference and a copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number
99.1	Press Release of Mercury Air Group, Inc., dated October 19, 2004.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY AIR GROUP, INC. (Registrant)
Date October 20, 2004	By:	/S/ Robert Schlax
Robert Schlax
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Press Release of Mercury Air Group, Inc., dated October 19, 2004.